Exhibit 10.1


                        PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 7th day of April 2005, by and between the following:

     Royce D. Bybee, an individual, and Stephen Elderkin, an individual, (collectively hereinafter, the "Sellers" or "Seller"); and

     GK INTELLIGENT SYSTEMS, INC., a Delaware corporation and its 51% owned subsidiary, Originables, Inc., a Utah corporation (jointly hereinafter "GKIS").


                       W I T N E S S E T H


     WHEREAS, subject to the terms and conditions of this Agreement, GKIS and Sellers desire for GKIS to purchase from Sellers, and Sellers desire to sell to GKIS, all of the outstanding common stock of WhiteCanyon, Inc. and Channel Access, Inc., Utah corporations (referred to herein as "WhiteCanyon " and "Channel Access"); and

     WHEREAS, the Board of Directors of GKIS deems it desirable and in the best interests of GKIS and its stockholders that GKIS purchase WhiteCanyon and Channel Access for good and valuable consideration paid. to the Sellers; and

     WHEREAS, Sellers deem it desirable and in the best interests of Sellers that Sellers sell the common shares of WhiteCanyon and Channel Access to GKIS; and

     WHEREAS, GKIS and Sellers desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

     WHEREAS, Sellers and the Board of Directors of GKIS have approved and adopted this Agreement, subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:


                            SECTION 1

                           DEFINITIONS

     1.1 "Agreement", "WhiteCanyon", "Channel Access", "Originables", "GKIS", "GKIS Shares", "Sellers", respectively, shall have the meanings defined in the foregoing preamble and recitals to this Agreement.

     1.2  "Closing Date" shall mean 6:00 p.m. (MST), April 7, 2005.

     1.3  "1933 Act" shall mean the Securities Act of 1933, as amended.

     1.4 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.5 "SEC Documents" shall have the meaning defined in Section 3.5 hereof.

     1.6  "Confidential information" shall have the meaning defined in Section
11.1 hereof.


                            SECTION 2

AGREEMENT FOR PURCHASE AND SALE OF WHITECANYON AND CHANNEL ACCESS STOCK

     2.1 Substantive Terms of the Purchase and Sale of WhiteCanyon and Channel Access Stock.

     Sellers shall sell and deliver to GKIS one hundred percent (100%) of the issued and outstanding common stock of WhiteCanyon and Channel Access in a form, ie. in the name of Originables, enabling GKIS, then and there, to become the record and beneficial owner of said common stock, which represent all of the issued and outstanding common stock of WhiteCanyon and Channel Access.

     2.2  Consideration Paid by GKIS

          (a) Upon Closing Date, GKIS shall deliver 1,000,000 shares of restricted Series C Convertible Preferred Stock ("Series C Stock"). Each share of Series C stock shall convert into 800 shares (pre split) of restricted common stock at the sole option of the Sellers, subject to adjustment as described in the Certificate of Designation and redeemable at $4.00 per share. The Certificate of Designation of the Series C Stock is attached hereto as Exhibit A. The Series C Stock shall be issued pursuant to an exemption from registration under the 1933 Act and from registration under any and all applicable state securities laws and the certificates representing the Series C Stock and the common stock issued upon conversion of the Series C Stock shall bear the restrictive legend set forth in Rule 144 of the Rules and Regulations of the 1933 Act and any appropriate legend required under applicable state securities laws. The common stock issued upon conversion of the Series C Stock shall be subject to standard "piggy-back" registration rights and shall also be validly issued and outstanding, fully paid, and non-assessable.

          (b) Upon competition of a reverse split, GKIS shall deliver 20,000,000 shares (pre split) of its restricted Common Stock. The Common Stock shall be issued pursuant to an exemption from registration under the 1933 Act and from registration under any and all applicable state securities laws and the certificates representing the Common Stock shall bear the restrictive legend set forth in Rule 144 of the Rules and Regulations of the 1933 Act and any appropriate legend required under applicable state securities laws. The Common Stock shall be subject to standard "piggy-back" registration rights and shall also be validly issued and outstanding, fully paid, and non-assessable.

          (c) Upon completion of a listing on the American Stock Exchange of GKIS but no later than September 30, 2005, GKIS will redeem any unconverted shares of preferred stock at $4.00 per share.

          (d) It is the present intention of GKIS that, following the Closing Date, WhiteCanyon and Channel Access will operate as subsidiaries
("Subsidiaries") of GKIS.

          (e)  The Sellers have the right to rescind this Agreement if any
unconverted preferred shares are not redeemed by September 30, 2005.   Should
this Agreement be rescinded Sellers will return the GKIS shares received as part of the purchase price for the WhiteCanyon and Channel Access stock. Sellers shall retain the 20,000,000 (pre split) common shares issued in connection with the Agreement as full liquidated damages. Neither party will have any additional rights, remedies, or obligations as to the other in case of recession of this Agreement.

          (f) No change will be made in the management, marketing contracts or operating procedures of WhiteCanyon or Channel Access until all of the Preferred Shares have been converted or redeemed. Prior to the conversion and or redemption of the Preferred Shares, Channel Access will transfer all non-WhiteCanyon distribution agreements to Royce D. Bybee. Upon conversion and/or redemption of all of the Preferred Shares, the management of Originables will become the management of WhiteCanyon and Channel Access.


                            SECTION 3

              REPRESENTATIONS AND WARRANTIES OF GKIS

     GKIS, in order to induce the Sellers to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to Sellers, as follows:

     3.1 Organization and Qualification. GKIS is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite power and authority to own its property and to carry on its business as it is now being conducted. GKIS is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of GKIS.

     3.2 Ownership of GKIS. GKIS is authorized to issue up to 275,000,000 common shares, $0.001 par value per share, of which approximately 272,546,147 are currently issued and outstanding on March 31, 2005, and up to 10,000,000 preferred shares, $0.001 par value per share of which there are approximately 232,276 shares outstanding.

     3.3 Authorization and Validity. GKIS has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement. The board of directors and stockholders of GKIS have taken all action required by law, its Articles of Incorporation and Bylaws, both as amended, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in
Section 8 of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of Sellers, this Agreement is a valid and binding agreement of GKIS.

     3.4 No Defaults. GKIS is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws, both as amended. GKIS is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its is subject, if such default would have a material, adverse effect on the financial condition or business of GKIS. GKIS is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of GKIS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of GKIS and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

     3.5 SEC Documents; Financial Statements. As of the Closing, GKIS has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents substantially complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of GKIS included in the SEC Documents substantially complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in substantial accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of GKIS as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of GKIS to the Sellers which is not included in the SEC Documents, including, without limitation, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Neither the Company nor any of its officers, directors, employees or agents has provided the Sellers with any material, non-public information.

     3.6 Absence of Certain Changes. Since the most recent filing by GKIS with the SEC, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of GKIS. GKIS has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does GKIS have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

     3.7 Documents. The copies of all agreements and other instruments that have been delivered by GKIS to Sellers are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     3.8 Disclosure. The representations and warranties made by GKIS herein and in any schedule, statement, certificate, or document furnished or to be furnished by GKIS to Sellers pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

     3.9 Due Diligence. GKIS has completed its due diligence and is satisfied with the results.


                            SECTION 4

            REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers, in order to induce GKIS to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to GKIS as follows:

     4.1 Organization and Qualification. WhiteCanyon and Channel Access are corporations, duly organized, validly existing, and in good standing under the laws of the State of Utah with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted.


     4.2 Ownership of WhiteCanyon and Channel Access Stock. WhiteCanyon is authorized to issue one class of stock, of up to 50,000 shares of common stock, no par value per share. WhiteCanyon stock is held by one shareholder. At the date hereof, of such authorized shares, 10,000 shares of common stock have been validly issued and are outstanding, fully paid, and non-assessable. All of the shares of common stock are owned of record and beneficially by the Sellers, who have not granted any options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any issued equity securities of WhiteCanyon. There are no options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any unissued equity securities of WhiteCanyon by or on behalf of WhiteCanyon.

     Channel Access is authorized to issue one class of stock, of up to 10,000 shares of common stock, no par value per share. Channel Access stock is held by one shareholder. At the date hereof, of such authorized shares, 1,000 shares of common stock have been validly issued and are outstanding, fully paid, and non-assessable. All of the shares of common stock are owned of record and beneficially by the Sellers, who have not granted any options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any issued equity securities of Channel Access. There are no options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any unissued equity securities of Channel Access by or on behalf of Channel Access.

     4.3 Authorization and Validity. The Sellers have the requisite power and are duly authorized to execute and deliver and to carry out the terms of
this Agreement.   The  execution  and  delivery of this Agreement and  the
consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller, including any necessary votes by shareholders, and no further action is required on the part of Seller to authorize this Agreement and the transactions contemplated hereby. This Agreement is a valid and binding obligation of Seller. No shareholders have dissented from votes regarding the transactions contemplated hereby.

     4.4 No Conflicts. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any violation of, or default under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit (any such event, a "Conflict") under (i) any provision of Seller's Certificate of Incorporation or Seller's Bylaws, each as currently in effect, (ii) any material mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license or any Transferred Contract (each a "Material Contract" and collectively the "Material Contracts") to which Seller or any of its properties or assets is subject, or (iii) any judgment or any order or decree issued by a Governmental Entity, or to Seller's knowledge, any other order or decree, statute, law, ordinance, rule or regulation applicable to Seller or any of its properties or assets (tangible and intangible).

     4.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity, or a party to any material contract with Seller (so as not to trigger any Conflict) is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby.

     4.6   WhiteCanyon and Channel Access Financial Statements.

          (a)  WhiteCanyon and Channel Access financial statements (as
prepared by Sellers as the   management of WhiteCanyon and Channel Access) for
the current fiscal years ending December 31, 2004 and 2003 and any notes
thereto, fairly and accurately   present the financial condition and the
results of operations, income, expenses, assets, liabilities, changes in shareholders' equity, and cash flows of WhiteCanyon and Channel Access, consistent with the past practices of WhiteCanyon and Channel Access (collectively, "the Financial Statements"). There has been no material change in WhiteCanyon's and Channel Access' financial performance or statements since December 31, 2004, outside of the normal course of business.

          (b)  WhiteCanyon and Channel Access financial statements are capable
of being examined and   reported upon with an unqualified opinion expressed by
an independent public or certified public accountant and will comply with the
requirements and standards set forth in Regulation S-X, as promulgated   and
adopted by the Securities and Exchange Commission.

          (c) WhiteCanyon and Channel Access will provide auditable financial statements for fiscal years 2004 and 2003 that are prepared according to GAAP in the United States of America. Receipt and approval of the foregoing financial statements is hereby acknowledged by Buyer.

          (d) Stephen Elderkin shall individually execute an agreement with GKIS, whereby he will have agreed to continue to consult to GKIS. Terms of this agreement will be determined at a future date. Elderkin shall also enter into an agreement to not compete with GKIS and its Subsidiaries for a period of thirty-six months from the Close Date as defined in Exhibit C.

          (e) All governmental approvals necessary for the Close and for the operations of Buyer in the manner that WhiteCanyon and Channel Access has
operated prior to this   transaction have been attained.


     4.7 Conduct and Transactions of WhiteCanyon and Channel Access. Since inception, WhiteCanyon and Channel Access has conducted the operations of its business consistent with past practice and used its best efforts to maintain and preserve its properties, key employees, and relationships with customers and suppliers. During the period from Closing Date until conversion or redemption of all of the preferred shares but no later than September 30, 2005 WhiteCanyon and Channel Access will not:

          (a) Incur any liabilities except to maintain its facilities and assets in the ordinary course of its business;

          (b) Declare or pay any dividends on any shares of capital stock or make any other distribution of assets to the holders thereof, other than the normal course of business;

          (c) Issue, reissue, or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue, or sell, any shares of capital stock or acquire or agree to acquire any shares of capital stock;

          (d) Amend its Articles of Incorporation or Bylaws or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Pay or incur any obligation or liability, direct or contingent, except in the ordinary course of its business;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse, or otherwise become responsible for obligations of any other party, or make loans or advances to any other party except in the ordinary course of its business;

          (g) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees, other than the normal course of business; or

          (h) Make any capital expenditures except in the ordinary course of its business.

     4.8 Compensation Due Employees. As of the Closing Date, WhiteCanyon and Channel Access will not have any outstanding liability for payment of wages, payroll taxes, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions, contributions under any employee benefit plans or other compensation, current or deferred, under any labor or employment contracts, whether oral or written, based upon or accruing in respect of those services of employees of WhiteCanyon and Channel Access that have been performed prior to the Closing Date. As of the Closing Date, WhiteCanyon and Channel Access will not have any unfunded, contingent or other liability under any defined benefits plan or any other retirement or retirement-type plan, whether such plan(s) are to continue or are thereupon terminated, except for the normal on-going obligations for future contributions under such plan(s) not related, generally or specifically, to the termination of such plan(s).

     4.9 Union Agreements and Employment Agreements. WhiteCanyon and Channel Access are not a party to any union agreement or any organized labor dispute. WhiteCanyon and Channel Access has no undisclosed written or verbal employment agreements with any of its employees.

     4.10 Insurance. The Seller's policies and binders are in full force and effect, all premiums with respect thereto are currently paid, are reasonably believed to be adequate for the Business. Seller is, and will be through the Closing Date, adequately insured with responsible insurers against risks normally insured against by companies in similar lines of business under similar circumstances. Seller (i) has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, (ii) has not received notice of cancellation or non-renewal of any such policy or binder, (iii) is not aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, (iv) has not received notice of any insurance premiums which will be materially increased in the future, and (v) is not aware of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than 45 days, or as to which the insurer has disclaimed liability.

     4.11 Inventories. The inventories and supplies of the business are at normal and adequate levels, and of a type and quality, necessary for the continuation of the business in the ordinary course of business.

     4.12 Liabilities. WhiteCanyon and Channel Access has no liabilities, except as those incurred in the normal course of business, which liabilities are also set forth in relevant detail on WhiteCanyon and Channel Access Financial Statements.

     4.13 Receivables. Receivables reflected on the December 31, 2004 Financial Statements and all receivables arising subsequent to the date of the December 31, 2004 Financial Statements have arisen in the ordinary course of business of Seller, represent valid and enforceable obligations due to Seller, and to Seller's knowledge have been and are subject to no set-off or counter-claim.

     4.14 Material Contracts. There have been delivered or made available to GKIS true and complete copies of all of the Material Contracts (and all
amendments, waivers or other modifications thereto).   All of such Material
Contracts are in full force and effect, binding upon Seller, and to the knowledge of Seller, binding upon the other parties thereto in accordance with their terms, and Seller has paid in full or accrued all amounts now due thereunder and has satisfied in full or provided for all of its Liabilities and obligations thereunder which are presently required to be satisfied or provided for, and is not in default in any material respect under any of them, nor, to the best knowledge of Seller, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default in any material respect there under. WhiteCanyon and Channel Access are not a party to any written or oral leases, commitments, or any other agreements other than disclosed.

     4.15 Proprietary Rights. WhiteCanyon and Channel Access own or are duly licensed to use such trademarks and copyrights as are necessary to conduct its business as presently conducted. The conduct of business by WhiteCanyon and Channel Access does not infringe upon the trademarks or copyrights of any third party.

     4.16  Internal Controls.  Since inception,

          (a) There have been no transactions except in accordance with the general or specific authorization of management of WhiteCanyon and Channel Access;

          (b) WhiteCanyon and Channel Access has devised and maintained systems of internal accounting controls and procedures (the "Internal Controls") that were designed with the objective of providing reasonable assurance that (1) WhiteCanyon and Channel Access transactions were properly authorized; (2) WhiteCanyon and Channel Access assets were safeguarded against unauthorized or improper use; and (3) WhiteCanyon and Channel Access transactions were properly recorded and reported, all (i) to permit the preparation of WhiteCanyon and Channel Access financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets and expenses.

          (c) WhiteCanyon and Channel Access's chief executive officers have evaluated WhiteCanyon and Channel Access Internal Controls, which evaluation included a review of the controls' objectives and design and the controls' implementation by WhiteCanyon and Channel Access and its management. In the course of the Internal Controls' evaluation, WhiteCanyon and Channel Access management sought to identify data errors, controls problems, or acts of fraud and to confirm that appropriate corrective action, including process
improvements, were being undertaken.   Among other matters, WhiteCanyon and
Channel Access has sought to determine whether there were any "significant deficiencies" or "material weaknesses" in the Internal Controls, or whether WhiteCanyon and Channel Access had identified any acts of fraud involving personnel who had a significant role in the Internal Controls. For purposes of this subsection, "significant deficiencies" means "reportable conditions" (control issues that could have a significant adverse effect on the ability to record, process, summarize and report financial data in the financial statements) and "material weakness" means a particularly serious reportable condition where the Internal Controls do not reduce to a relatively low level the risk that misstatements caused by error or fraud may occur in amounts that would be material in relation to WhiteCanyon and Channel Access Financial Statements and not be detected within a timely period by employees in the normal course of performing their assigned functions. WhiteCanyon and Channel Access have also sought to deal with other Internal Controls matters in the evaluation thereof, and, in each case if a problem were identified, WhiteCanyon and Channel Access considered what revision, improvement and/or correction to make in accord with their on-going procedures.

     4.17 Minute Books. The minute books of WhiteCanyon and Channel Access contain true, complete, and accurate records of all meetings and other corporate actions of its shareholders and Board of Directors, and true and accurate copies thereof have been delivered to counsel for GKIS prior to the Closing Date. The signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

     4.18 Litigation. There are no actions, suits, proceedings, orders, investigations, or claims (whether or not purportedly on behalf of WhiteCanyon and Channel Access) pending against or affecting WhiteCanyon and Channel Access at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending or threatened in writing during the 12-month period preceding the date hereof, which, if adversely determined, would materially and adversely affect the financial condition of WhiteCanyon and Channel Access which seeks to prohibit, restrict, or delay the consummation of the stock sale contemplated hereby. WhiteCanyon and Channel Access is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

     4.19 Taxes. At the Closing Date, all tax returns required to be filed with respect to the operations or assets of WhiteCanyon and Channel Access prior to Closing Date have been correctly prepared in all material respects and timely filed, and all taxes required to be paid in respect of the periods covered by such returns have been paid in full or adequate reserves have been established for the payment of such taxes. WhiteCanyon and Channel Access tax returns are true and complete in all material respects. No audits by federal or state authorities are currently pending or threatened.

     4.20 No Defaults. WhiteCanyon and Channel Access is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws. WhiteCanyon and Channel Access is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its assets are subject, if such default would have a material, adverse effect on the financial condition or business of WhiteCanyon and Channel Access. WhiteCanyon and Channel Access is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of WhiteCanyon and Channel Access. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of WhiteCanyon and Channel Access and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

     4.21 Documents. The copies of all agreements and other instruments that have been delivered by Sellers to GKIS are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     4.22 Disclosure. The representations and warranties made by Sellers herein and in any schedule, statement, certificate, or document furnished or to be furnished by WhiteCanyon and Channel Access and/or either of Sellers to GKIS pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

     4.23 No Material Adverse Change. Sellers warrant and represent that there has been no material change in the assets, holdings or sources of revenue of the company which would adversely affect its valuation since the time of the signing of the letter of intent between the parties on April 1, 2005. Since December 31, 2004, the, Seller has not:

          (i) incurred any indebtedness for borrowed money in excess of $1,000 in the aggregate:

          (ii) declared or paid any dividend or declared or made any other distribution of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition if any its corporate interests or units other than the normal course of business;

          (iii) made any loan or advance to any of its members, officers, managers, employees, consultants, agents or other representatives;

          (iv) made any payment or commitment to pay any severance or termination pay to any of its officers, managers, employees, consultants, agents or other representatives;

          (v) entered into any lease (as lessor or lessee) other than disclosed; sold, abandoned or made any other disposition of any of its assets or properties; granted or suffered any encumbrances on any of its assets or properties; entered into or amended any material contract or other material agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party:

          (vi) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any substantial part of the assets, properties, capital stock or business of any other person;

          (vii) incurred any contingent liability as a guarantor or otherwise with respect to the obligations of others, cancelled any material debt or claim or waived any material right;

          (viii) incurred any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its properties, assets or business; or

          (ix) made any change in its accounting methods or practices, credit practices or collection policies.

     4.24 Access to Information. To the extent reasonably required for the purpose of this Definitive Agreement, the Selling Shareholder will cause Buyer, its counsel, accountants, advisors, certain insurance brokers, lenders, and all other reasonable representatives of Buyer ("Representatives") to have access, during normal business hours, to all the properties, books, contracts, and records of WhiteCanyon and Channel Access, and will cause to be furnished to Buyer and its Representatives all such information concerning the affairs of WhiteCanyon and Channel Access as Buyer or such Representatives may reasonably request. Buyer and its Representatives shall have access to customers and supplier of WhiteCanyon and Channel Access for the purpose of gaining information.


                            SECTION 5

                   INVESTIGATION; PRESS RELEASE

     5.1  Investigation.

          (a) GKIS acknowledges that it has conducted due diligence of WhiteCanyon and Channel Access. In the event of termination of this Agreement, GKIS will deliver to Sellers all documents, work papers, and other materials and all copies thereof obtained by GKIS, or on its behalf, from WhiteCanyon and Channel Access or Sellers, whether obtained before or after the execution hereof, will not use, directly or indirectly, any confidential information obtained from WhiteCanyon and Channel Access or Sellers hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to WhiteCanyon and Channel Access or Sellers except to the extent the same is publicly disclosed by WhiteCanyon and Channel Access or Sellers.

          (b) Sellers acknowledge that they have made an investigation of GKIS, which has included, among other things, the opportunity of discussions with executive officers of GKIS, and its accountants, investment bankers, and counsel. In the event of termination of this Agreement, Sellers will deliver to GKIS all documents, work papers, and other materials and all copies thereof obtained by either of them, or on behalf of either of them, from GKIS, whether obtained before or after the execution hereof and will not use, directly or indirectly, any confidential information obtained from GKIS hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to GKIS, except to the extent the same is publicly disclosed by GKIS.

          (c) Except in the event that any party hereto discovers in the course of its respective investigation any breach of a representation or warranty by the other party hereto and does not disclose it to such other party prior to the Closing Date, no investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty made by any party hereto.

     5.2 Press Release. GKIS and Sellers shall agree with each other as to the form and substance of any press releases and the filing of any documents with any federal or state agency related to this Agreement and the transactions contemplated hereby and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure that its counsel deems necessary.


                            SECTION 6

                            BROKERAGE

     6.1 Brokers and Finders. Neither GKIS nor Sellers, or any of their respective officers, directors, employees, or agents, have employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein. Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any other commissions, finder's fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.


                            SECTION 7

               CLOSING AGREEMENTS AND POST-CLOSING

     7.1 Closing Agreements. On the Closing Date, the following activities shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Closing Date:

          (a) Sellers have executed and delivered documents to GKIS sufficient then and there to transfer record and beneficial ownership to GKIS, into the name of Originables, of the WhiteCanyon and Channel Access Stock, consisting of an aggregate of one hundred percent (100%) shares of common stock of WhiteCanyon and Channel Access. Such shares, shall be validly issued, the total shares outstanding, not pledged, totally unencumbered, fully paid, and non-assessable.

          (b) GKIS shall have delivered to Sellers 1,000,000 shares of restricted Series C Convertible Redeemable Preferred Stock ("Series C Stock"). Each share of Series C stock shall convert into 800 (pre split) shares of restricted common stock. The Certificate of Designation of the Series C Stock is attached hereto as Exhibit A. The Series C Stock shall be issued pursuant to an exemption from registration under the 1933 Act and from registration under any and all applicable state securities laws and the certificates representing the Series C Stock and the common stock issuable upon conversion of the Series C Stock shall bear the restrictive legend set forth in Rule 144 of the Rules and Regulations of the 1933 Act and any appropriate legend required under applicable state securities laws. The common stock issuable upon conversion of the Series C Stock shall be subject to standard "piggy-back" registration rights and shall also be validly issued and outstanding, fully paid, and non-assessable. GKIS shall have delivered to Sellers 20,000,000 (pre split) shares of restricted common stock and the common stock shall bear the restrictive legend set forth in Rule 144 of the Rules and Regulations of the 1933 Act and any appropriate legend required under applicable state securities laws. The common stock be subject to standard "piggy-back" registration rights and shall also be validly issued and outstanding, fully paid, and non-assessable.

          (c) Stephen Elderkin shall individually execute an agreement with GKIS, whereby he will have agreed to continue to act as a consultant for a
twenty four month period of time with a twelve   month renewal thereafter by
mutual agreement and an agreement to not compete with GKIS and WhiteCanyon and
Channel Access for a period of thirty-six   months from the Close Date as
defined in Exhibit C.

          (d) Sellers shall make available to GKIS all of the acquired assets at Seller's facilities and anywhere else the Acquired Assets are located

          (e) Seller shall deliver to GKIS, duly executed by Seller, a Bill of Sale and General Assignment substantially in the form attached hereto (the "Bill of Sale").

          (f) Seller will execute an assignment of any and all leases to GKIS, if so requested by GKIS.


                            SECTION 8

                     COVENANTS AND AGREEMENTS

     8.1 Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     8.2 Following the Closing, Seller will afford Buyer, its counsel and its accountants, reasonable access to the books, records and other data, if any, relating to the acquired assets in Seller's possession with respect to periods prior to the Closing and the right to make copies and extracts there from, to the extent that such access may be reasonably required by Buyer in connection with: (i) the preparation of Tax Returns; (ii) compliance with the requirements of any Governmental Entity; and (iii) in connection with any actual or threatened action or proceeding by a third party.

     8.3 All of the representations and warranties of Seller contained in this Agreement shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date (except to the extent any such representation or warranty speaks as of a different date, in which case such representation or warranty shall still be true, correct and complete as of such different date).



                            SECTION 9

             ASSUMPTION AND EXCLUSION OF LIABILITIES

     9.1 GKIS shall have no Liability whatever for any Liabilities of Seller which are not specifically assumed in accordance with the provisions of this Agreement, and Seller shall retain, and shall be responsible for paying, performing and discharging when due, all other Liabilities and obligations of Seller relating to the operation or conduct of the business or ownership of the assets prior to the Closing Date including, without limitation:

          (i) all Taxes imposed on or with respect to income now or hereafter owed by Seller or attributable to the business relating to any period, or any portion of any period, ending on or prior to the Closing Date;

          (ii) all costs and expenses, including, without limitation, professional fees and expenses incurred by Seller relating to the transactions contemplated by this Agreement;

          (iii) all Liabilities based upon or arising out of a violation of any law, rule or regulation by Seller on or prior to the Closing Date;

          (iv) any Damages arising out of any Claim of a third party, including, without limitation, any Liabilities arising out of (i) any violation by Seller of any rights of third parties in respect of any Intellectual Property, (ii) any violation by Seller of any other Intellectual Property rights of any third parties in connection with Seller's operation of the Business, and (iii) any express or implied representation, warranty, agreement or guarantee made by Seller, or which is imposed by operation of law, in connection with any products or goods sold by Seller or any of its Affiliates or any services performed by Seller or any of its Affiliates, including, without limitation, any claim of a third party relating to the repair or replacement of any such product or seeking recovery for tort claims, property damage, consequential Damages, loss, lost revenue or income or personal injury;

          (v) all Liabilities for any pension, payroll, severance and other employee benefits or obligations with respect to any of Seller's employees for all periods during their employment with Seller.


                            SECTION 10

    Has been intentionally deleted.


                            SECTION 11

                         CONFIDENTIALITY

     11.1 GKIS acknowledges that its principals have, and will, acquire information and materials from Sellers and/or WhiteCanyon and Channel Access and knowledge about the technology, business, products, strategies, customers, clients and suppliers of WhiteCanyon and Channel Access and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of WhiteCanyon and Channel Access (collectively, such acquired information, materials, and knowledge are the "Confidential Information"). GKIS, itself, and behalf of its principals, covenants to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by this Agreement and not to allow any unauthorized person access to such Confidential Information.

     11.2 The Confidential Information disclosed by the Sellers and/or WhiteCanyon and Channel Access to GKIS shall remain the property of the disclosing party.

     11.3 GKIS, and its principals, shall maintain in secrecy all Confidential Information disclosed to them by Sellers and/or WhiteCanyon and Channel Access using not less than reasonable care. GKIS, and its principals, shall not use or disclose in any manner to any third party any Confidential Information without the express written consent of the Sellers unless or until the Confidential Information is:

          (a)  publicly available or otherwise in the public domain; or

          (b)  rightfully obtained by any third party without restriction; or

          (c) disclosed by Sellers and/or WhiteCanyon and Channel Access without restriction pursuant to judicial action, or government regulations or other requirements.

     11.4 The obligations of GKIS under Sections 11.1, 11.2, and 11.3 of this Agreement shall expire upon the sooner of the Closing Date or one year from the date hereof as to Confidential Information consisting of commercial and financial information and two years from the date hereof as to Confidential Information consisting of technical information. For this purpose, technical information shall include without limitation all developments, inventions, innovations, designs, discoveries, trade secrets and know-how, whether or not patentable or copyrightable.


                            SECTION 12

    Has been intentionally deleted.


                            SECTION 13

           NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.

     13.1 All statements contained in any certificate or other instrument delivered by or on behalf of GKIS or Sellers pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party. All representations and warranties and agreements made by GKIS or Sellers in this Agreement or pursuant hereto shall survive the Closing Date hereunder until the expiration of the 12th month following the Closing Date.


                            SECTION 14

                          MISCELLANEOUS

     14.1 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:

     to Sellers:    WhiteCanyon and Channel Access, Inc.
                    399 West 1200 North, Suite C
                    Orem, UT  84057

     to GKIS:       GK Intelligent Systems, Inc.
                    Attn: Gary Kimmons
                    432 Park Avenue South, 2ND Floor
                    New York, NY  10016

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     14.2 Time of the Essence. Time shall be of the essence of this Agreement.

     14.3 Costs. Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

     14.4 Cancellation of Agreement. In the event that this Agreement is canceled by mutual agreement of the parties or by failures of any of the conditions precedent set forth in Paragraphs 8 and 9 neither Sellers nor GKIS shall be entitled to any damages, fees, costs, or other consideration.

     14.5 Entire Agreement and Amendment. This Agreement and documents delivered at the Closing Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto. This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

     14.6 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

     14.7 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Utah.

     14.8 Attorneys' Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

     14.9 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.

     14.10 Access to Counsel. Each party hereto acknowledges that each has had access to legal counsel of her or its own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof. Each party hereto acknowledges that the drafting of this Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or her or its counsel.

     14.11 Captions. The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

     14.12 Arbitration All claims demands, disputes, controversies, differences, or misunderstandings between the parties relating to this letter of Intent shall be settle by arbitration, in accordance with the rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator or arbitrators may be entered and enforced in any court having jurisdiction.

     14.13   Public Disclosure. WhiteCanyon and Channel Access will not make
any disclosure of the existence of the   Definitive Agreement without the
consent of the Buyer unless required by law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



GK INTELLIGENT SYSTEMS, INC.


By:  /s/  Gary  F. Kimmons
    -------------------------------
    Gary Kimmons
    President & CEO



SELLERS


/s/ Stephen Elderkin
---------------------------------------------------
    Stephen Elderkin


/s/ Royce D. Bybee
---------------------------------------------------
    Royce D. Bybee




Exhibit B

               DOCUMENT OF TRANSFER / BILL OF SALE
------------------------------------------------------------------

This BILL OF SALE (this "Bill of Sale"), dated April      2005, is made and
entered into by and among _____________, a _________ corporation ("Seller"), and GK Intelligent Systems, Inc. a Delware corporation (the "Purchaser").

WHEREAS:
-------------------
Seller desires to sell, assign and transfer to Purchaser, and Purchaser desires to purchase and acquire from Seller, all of Seller's right, title and interest in and to each of the assets listed in Exhibit B attached hereto (collectively, the "Purchased Assets"), on the terms and subject to the conditions set forth in this Bill of Sale.

Agreements:
---------------------
In consideration of the mutual covenants and agreements set forth in this Bill of Sale, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Transfer of Assets. Seller hereby sells, assigns and transfers to Purchaser and its successors and assigns all of Seller's right, title and interest in and to each and all of the Purchased Assets, free and clear of all Encumbrances.

2. No Reservations or Qualifications. The Purchased Assets that are being sold, assigned and transferred by this Bill of Sale are being sold, assigned and transferred to Purchaser without reservation or qualification, and Seller hereby agrees to defend the sale, assignment and transfer of the Purchased Assets made hereby to Purchaser against all persons and entities lawfully claiming the whole or any part thereof.

3. Further Assurances. Seller hereby covenants and agrees with Purchaser that it shall, at any time and from time to time, upon written request therefore, duly execute and deliver all such documents, instruments, forms and authorizations as may be necessary for Seller to vest title in and to each and all of the Purchased Assets in Purchaser and to validly sell, assign and transfer to Purchaser all of Seller's right, title and interest in and to each and all of the Purchased Assets and to otherwise give effect to the terms hereof, including any and all consents to, and releases with respect to, such sale, assignment and transfer as may be required.

4. Miscellaneous. This Bill of Sale shall be governed by the internal substantive laws of the United States of America and the State of Utah, and it shall be deemed to have been executed within the State of Utah. All of the terms and provisions of this Bill of Sale shall be binding upon, and shall inure to the benefit of, each of the parties hereto and their respective successors and assigns. If any provision of this Bill of Sale is found to be invalid by any court having competent jurisdiction, the invalidity of such provision shall not affect the validity of the remaining provisions of this Bill of Sale, which shall remain in full force and effect. Any and all disputes arising under or concerning this Bill of Sale must be brought in the state or federal courts sitting in the State of Utah, and each party hereby consents to the exercise of jurisdiction by such courts over any such disputes. No waiver of any term of this Bill of Sale shall be deemed a further or continuing waiver of such term or any other term. Any changes to this Bill of Sale must be made in writing, signed by an authorized representative of each party hereto.

5. Notices. All notices or other communications which are required or may be given hereunder shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Seller:



If to Purchaser:



All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery (if sent on a business day, or if sent on other than a business day, on the next business day after the date sent), (iii) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch, and (iv) in the case of mailing, on the third business day following such mailing.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed and delivered by their respective duly authorized representatives as of the date first written above.

"PURCHASER"
GK INTELLIGENT SYSTEMS, INC., a Delaware corporation



By:  /s/  Gary  F. Kimmons
    -------------------------------
Name: Gary Kimmons
Title: Chief Executive Officer




"SELLER"

/s/ Stephen Elderkin
---------------------------------------------------
    Stephen Elderkin


/s/ Royce D. Bybee
---------------------------------------------------
    Royce D. Bybee


                            Exhibit C
                       NON-COMPETE AGREEMENT


     This NON-COMPETE AGREEMENT is dated April 7, 2005 and is by and between the following Parties:

     GKI:         GK INTELLIGENT SYSTEMS, INC.
                  a Delaware Corporation

     Contractor:  Stephen Elderkin (an Individual)

who agree as follows:

1. Non-Complete Defined. Stephen Elderkin agrees to not be a direct competitor or to create a competing business. "Direct competitor" and "competing business" are defined as any business or entity that creates or develops drive cleaning software similar to WipeDrive and SecureClean. GKI acknowledges that the restrictions imposed by this agreement are reasonable and will not preclude Stephen Elderkin from being gainfully employed following the purchase of WhiteCanyon Inc. by GKI.

2. Existing Intellectual Property Defined. "Intellectual Property" means any and all information, data, computer programs, technology, research, inventions, intellectual property, trade secrets, know how, works of authorship, processes, methods, customer names, plans, forecasts, prices, business information, financial information, marketing materials, sales information, employee names, supplier names, and the like.

3. GKI's Acknowledgement of Intellectual Property. GKI acknowledges the existence of Intellectual Knowledge personally owned by Stephen Elderkin which is not owned by WhiteCanyon Inc. GKI acknowledges that Stephen Elderkin is a computer forensic specialist and that Stephen Elderkin can develop computer forensic products related to, but not in competition with, products currently owned by WhiteCanyon Inc.

GKI acknowledges that Stephen Elderkin is the majority owner of Sebo Marketing Inc., a company that specializes in the marketing and sale of products using the Internet. GKI acknowledges that Stephen Elderkin will continue to expand and grow this company. GKI also acknowledges that the current WhiteCanyon web site is using the services of Sebo Marketing for its Internet sales, marketing, and ecommerce. This arrangement will only continue if GKI chooses to enter into contract with Sebo Marketing for continued services. These services as is will terminate the date Stephen Elderkin elects to redeem his shares in GKI.

  4. Duration: This non-complete shall expire 36 months from the date of signing.




AGREED TO AND ACCEPTED BY:

     Stephen Elderkin ("Contractor")

     Authorized Signature:  /s/  Stephen Elderkin
     Name (print):          Stephen Elderkin
     Title:


     GKI Systems, Inc. ("GKI")

     Authorized Signature:  /s/  Gary  F. Kimmons
     Name (print):          Gary  F. Kimmons
     Title:                 President and Chief Executive Officer